UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2019

NGL ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136
(Address of principal executive offices) (Zip Code)

(918) 481-1119
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common units representing Limited Partner Interests	NGL	New York Stock Exchange
Fixed-to-floating rate cumulative redeemable perpetual preferred units	NGL-PB	New York Stock Exchange
Fixed-to-floating rate cumulative redeemable perpetual preferred units	NGL-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 5, 2019, Jim Kneale notified NGL Energy Holdings LLC (the “General Partner”), the general partner of NGL Energy Partners LP (the “Partnership”), that he is resigning as a member of the Board of Directors (the “Board”) of the General Partner effective as of December 31, 2019. Mr. Kneale’s resignation did not result from a disagreement on any matter relating to the Partnership’s operations, policies or practices.

(d) On December 9, 2019, Derek Reiners was elected to the Board of the General Partner, effective immediately, in accordance with the terms of the Third Amended and Restated Limited Liability Company Agreement of the General Partner, as amended. Mr. Reiners also has been appointed to serve as a member of the Audit Committee of the Board.

Mr. Reiners currently serves as the President of Contango Energy Capital LLC, a privately held investment and consulting firm. Prior to that, Mr. Reiners served in various senior financial and accounting roles at ONEOK, Inc. and ONEOK Partners, L.P. from August 2009 to May 2019, including Senior Vice President and Chief Accounting Officer from August 2009 to December 2012, Senior Vice President, Chief Financial Officer from January 2013 to May 2017 and Senior Vice President, Finance and Treasurer from June 2017 to May 2019. Prior to joining ONEOK, Mr. Reiners was a partner at Grant Thornton LLP from August 2004 to July 2009. Mr. Reiners is a certified public accountant.

In connection with his service as a director, Mr. Reiners will receive the standard compensation received by non-employee directors. There is no arrangement or understanding pursuant to which Mr. Reiners was appointed to the Board. There are no family relationships between Mr. Reiners and any director or executive officer of the General Partner, and Mr. Reiners has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 10, 2019.
101	Cover Page formatted as Inline XBRL.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP
	By:	NGL Energy Holdings LLC,
its general partner
Date: December 10, 2019		By:	/s/ Robert W. Karlovich III
Robert W. Karlovich III
Chief Financial Officer